UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 21, 2025

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, Massachusetts 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 890-9989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 21, 2025, NeuroMetrix, Inc., a Delaware corporation (“NeuroMetrix” or the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”) to consider and vote on the proposals set forth in the definitive proxy statement of the Company prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 14, 2025.

As of the close of business on February 10, 2025, the record date for the stockholders entitled to vote at the Special Meeting, there were a total of 2,059,693 shares of Common Stock of the Company, par value $0.0001 per share (“Company Common Stock”) outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 1,128,978 shares of Company Common Stock, representing approximately 54.81% of the total shares of Company Common Stock outstanding and entitled to vote, were present virtually or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

Proposal 1: Proposal to approve the Agreement and Plan of Merger, dated as of December 17, 2024 (as may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among NeuroMetrix, electroCore, Inc., a Delaware corporation (“electroCore”) and Nexus Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of electroCore.

Set forth below are the voting results for the proposal to approve the Merger Agreement, which was approved by the Company’s stockholders:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
1,110,697	16,676	1,605	0

Proposal 2: Proposal to approve, on a non-binding, advisory basis, the compensation that will or may be paid or become payable to NeuroMetrix’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

Set forth below are the voting results for the Compensation Proposal, which was approved by the Company’s stockholders on a non-binding, advisory basis:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
1,032,991	81,325	14,661	0

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to approve the Merger Agreement if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). As there were sufficient votes from the Company’s stockholders to approve the Merger Agreement, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not presented to the Company’s stockholders.

NeuroMetrix currently expects to complete the merger in the last week of April 2025. The completion of the merger remains subject to the satisfaction of other closing conditions, including the determination of Net Cash, as defined in and pursuant to the Merger Agreement, and the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Forward-Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements relating to the Company’s future activities or other future events or conditions, including those relating to the expected completion and timing of the transactions contemplated by the Merger Agreement and other information relating to the merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including risks and uncertainties related to the satisfaction of conditions to the consummation of the transaction. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which the Company files with the Commission.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, the Company does not undertake any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2025

NeuroMetrix, Inc.

By:	/s/ Thomas T. Higgins
Name:	Thomas T. Higgins
Title:	Senior Vice President, Chief Financial Officer and Treasurer